Exhibit 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements Nos. 33-32525, 33-62723 and 333-01557 on Form S-8 and Registration Statement No. 333-08563 on Form S-4 of our report dated December 23, 1998, relating to Seneca Foods Juice Division (a division of Seneca Foods Corporation) for the year ended March 31, 1998, appearing in the Current Report on Form 8-K of Northland Cranberries, Inc.




DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

March 12, 1999